Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-39402, 333-46360, 333-128273, 333-66048, 333-62278 and 333-128043 on Form S-8, Post-Effective Amendment No. 3 to Registration Statement No. 33-01052 on Form S-8, and Registration Statement Nos. 333-155646 and 333-156387 on Form S-3 of our reports dated February 27, 2009 relating to the financial statements (and with respect to the report on those financial statements, expressed an unqualified opinion and included an explanatory paragraph concerning the Company’s adoption of new accounting pronouncements in 2007 and 2006) and financial statement schedule of American Electric Power Company, Inc. and subsidiary companies, and the effectiveness of  American Electric Power Company, Inc. and subsidiary companies’ internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of American Electric Power Company, Inc. and subsidiary companies for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Columbus, Ohio
February 27, 2009